UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2008

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Board of Directors of The Hackett Group, Inc. (the “Company”) approved an amendment to the employment agreement dated May 26, 1998 between the Company and Ted A. Fernandez, as amended on November 10, 2004 and as further amended on June 10, 2005 (the “Fernandez Agreement”). On that same date, the Board of Directors of the Company approved an amendment to the employment agreement dated December 26, 2001 between the Company and David N. Dugan, as amended on November 10, 2004 and as further amended on March 24, 2006 (the “Dungan Agreement” and together with the Fernandez Agreement, the “Agreements”). The amendments to the Agreements were made for the purpose of bringing the Agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The below description of the material amendments to the Agreements is qualified in its entirety by reference to the complete text of the amendments to the Fernandez Agreement and the Dungan Agreement filed as Exhibits 10.1 and 10.2 hereto, respectively.

Pursuant to the amendments to the Agreements, any severance payments due upon a termination event will be paid in a lump sum on the Company’s next regular salary payment date following termination (including with respect to the Company’s option to pay two times of the severance amounts). In addition, the Agreements were amended to provide that the transaction bonus due as a result of a change in control will be paid in a lump sum on the Company’s next regular salary payment date following the change in control.

The amendments to the Agreements also require that payment of any severance or transaction bonus due to a specified employee (as defined in the Agreements) will be delayed, if required by Section 409A, until the first day following the six-month anniversary following the date of termination or change in control, as applicable.

Except as described above, the remaining terms of the Agreements are substantially unchanged and remain in full force and effect.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: January 2, 2009	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement between the Company and Ted A. Fernandez, dated December 30, 2008.

10.2	Third Amendment to Employment Agreement between the Company and David N. Dungan, dated December 30, 2008.